Exhibit 10.8


                    ENGLOBAL CORPORATION 1998 INCENTIVE PLAN
                     INCENTIVE STOCK OPTION AWARD AGREEMENT


                                     PART I
                                     ------


Optionee:                           [Name]

Grant Date:                         [Start Date]

Aggregate Number of Option Shares:  [Amount]

Exercise Price per Share:           [Closing Price on Start Date]

Vesting Schedule:                   20% of the options granted hereunder [x,xxx]
                                    options shall vest and be exercisable on [Start Date]; and options shall thereafter vest annually, with options to acquire
                                    [x,xxx] shares vesting on December 31, 200x and the last day of each calendar year thereafter until December 31, 200x, when all remaining options granted hereunder shall be fully vested.


     CERTAIN EARLY DISPOSITIONS OF SHARES PURCHASED UPON EXERCISE OF THIS OPTION (GENERALLY, SALE OF THE SHARES WITHIN TWO YEARS OF THE OPTION GRANT OR WITHIN ONE YEAR OF THE OPTION EXERCISE) MAY RESULT IN LOSS OF "INCENTIVE STOCK OPTION" TREATMENT. EXERCISE OF THIS OPTION MAY RESULT IN ALTERNATIVE MINIMUM TAX. THE COMPANY RECOMMENDS THAT OPTIONEE CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR PRIOR TO EXERCISING ANY OPTIONS AND TO ESTABLISH AN EXERCISE PROGRAM TO MINIMIZE THE OPTIONEE'S TAX LIABILITY.

     Part II of this Agreement is attached hereto and incorporated herein for all purposes.

     EXECUTED to be effective as of the Grant Date set forth above.

                                          ENGLOBAL CORPORATION F/K/A INDUSTRIAL
                                          DATA SYSTEMS CORPORATION


                                          By:
                                          --------------------------------------
                                          Name:  William A. Coskey
                                          Title:  Chairman of the Board


                                          OPTIONEE



                                          --------------------------------------
                                          [Name]

                                          Address:

                                          --------------------------------------

                                          --------------------------------------



                                Part I - Page 1

                                     PART II
                                     -------


     This Incentive Stock Option Award Agreement (this "Agreement") is made and entered into by and between ENGLOBAL CORPORATION , a Nevada corporation f/k/a Industrial Data Systems Corporation (the "Company"), and the optionee named on
Part I (the "Optionee"), as of the date set forth on Part I (the "Grant Date").

                                    RECITALS:

     The Company has adopted the 1998 INCENTIVE PLAN (the "Plan") to provide an incentive for key employees, consultants and directors of the Company or its Subsidiaries to remain in the service of the Company or its Subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and its Subsidiaries, and to aid the Company in attracting able persons to enter the service of the Company and its Subsidiaries;

     The Board of Directors of the Company (or the Compensation Committee of the Company, if one has been authorized to administer the Plan by the Company's Board of Directors (the "Committee")), believes that the granting of the stock options herein described to the Optionee is consistent with the purposes for which the Plan was adopted;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement and for other good and valuable consideration, the Company and the Optionee agree as follows:

     1. Grant of the Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase the aggregate number of shares set forth on Part I (such number being subject to adjustment as provided herein) of common stock, $.001 par value per share, of the Company (the "Shares") on the terms and conditions set forth in this Agreement. The Option awarded under this Agreement may be exercised in whole or in part and from time to time, subject to the terms and conditions of this Agreement and of the Plan. The Option granted under this Agreement is intended to qualify as an "incentive stock option" under Section 422 of the Code (or "ISO") and shall be so construed; provided, however, that the Company makes no representation or warranty that such Option qualifies as an ISO and shall bear no liability in the event that such Option fails to qualify as an ISO.

     2. Exercise Price. The price at which the Optionee shall be entitled to purchase the Shares covered by the Option shall be the price per Share set forth on Part I subject to adjustment as provided in paragraph 9.

     3. Vesting and Term of the Option.

          (a) General. The right to exercise the Option shall vest in the hands of the Optionee in accordance with the provisions of Part I. Options which shall have vested shall be referred to as "Vested Options." Options which shall not have vested shall be referred to as "Nonvested Options." The respective numbers of Vested and Nonvested Options shall adjust proportionately in accordance with any adjustments to the number of Shares pursuant to paragraph 9. In addition, Options may become Vested Options in accordance with paragraph 7 or Section 9 of the Plan. In general, Nonvested Options may become Vested Options only if the Optionee has been continuously employed as a full-time employee of the Company or any Subsidiary from the Grant Date to and including the last date of the month with respect to which such Options may vest pursuant to Part I.

          (b) Exercisable for Vested Options Only. Subject to the relevant provisions and limitations contained herein, the Optionee may exercise the Option to purchase some or all of the Vested Options. In no event shall the Optionee be entitled to exercise the Option with respect to Nonvested Options or a fraction of a Vested Option.

          (c) Expiration. Notwithstanding any other provision contained herein to the contrary, the unexercised portion of the Option, if any, will automatically and without notice terminate upon the earlier of (i) ten years following the Grant Date (provided, however, that any portion of the Option which shall not become exercisable until the tenth anniversary of the Grant Date may be exercisable for a period of 30 days preceding the tenth anniversary of the Grant Date) or (ii) the date determined pursuant to paragraph 7. The Option will cease to be exercisable with respect to a Share when the Optionee purchases the Share.

                                Part II - Page 1

          (d) Change in Control. In the event of a Change in Control as defined in the Plan, the Company may, with respect to this Option, in its sole discretion, take any one or more of the actions described in Section 9.2 of the Plan.

     4. Method of Exercising Option. The Optionee may exercise the Option at any time prior to the termination of the Option with respect to all or any part of the Vested Options. Subject to the terms and conditions of this Agreement, the Option may be exercised by timely delivery to the Company of a written notice in the form attached hereto as Exhibit A (the "Exercise Notice"), which Exercise Notice shall be effective, subject to the requirements of this Agreement and of the Plan, on the date received by the Company. The Exercise Notice shall state the Optionee's election to exercise the Option, the number of Vested Options in respect of which an election to exercise has been made, the method of payment elected (see paragraph 5), the exact name or names in which the Shares then being purchased will be registered and the social security number of the Optionee. The Exercise Notice must be signed by the Optionee and must be accompanied by payment of the aggregate Exercise Price of the Shares then being purchased, determined in accordance with paragraph 2. If the Option must be exercised by a person or persons other than the Optionee pursuant to paragraph 7, the Exercise Notice must be signed by such other person or persons and must be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. If the Option is exercised by a person other than the Optionee, the Shares issued upon such exercise shall be subject to the limitations applicable to such Shares in the hands of the Optionee. All Shares delivered by the Company upon exercise of the Vested Options as provided in this Agreement shall be fully paid and nonassessable upon delivery. Unless the Shares issued upon the exercise of the Vested Options are then the subject of a registration statement effective under the Securities Act (and, if required, there is available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act), the delivery of the Exercise Notice shall be deemed to be the making by the person delivering such Exercise Notice of the representations, acknowledgments and agreements which would be contained in the Investment Letter referred to in paragraph 10.

     5. Method of Payment for Options. Unless otherwise permitted by the Committee in accordance with the Plan, the full Exercise Price for the Shares purchased upon the exercise of the Vested Options (i.e., the number of Shares being purchased multiplied by the Exercise Price per Share) must be made in cash. The Company will accept payment by cashier's check or by personal check, provided that if such personal check is returned for insufficient funds, payment for the Shares and for any applicable taxes required to be withheld by the Company shall be deemed not to have occurred. In addition, the Option shall not be deemed to be exercised until the Optionee has provided payment for any withholding taxes which may be due with respect to such exercise.

     6. Delivery of Shares. No Shares shall be delivered to the Optionee upon exercise of the Option until (a) the Exercise Price for such Shares being purchased is paid in full in the manner provided in this Agreement; (b) all the applicable taxes required to be withheld have been paid or withheld in full; (c) approval of any governmental authority required in connection with the Option, or the issuance of Shares pursuant to this Agreement has been received by the Company; and (d) if required by the Committee, the Optionee has delivered to the Committee an Investment Letter in form and content satisfactory to the Company as provided in paragraph 10.

     7. Termination of Employment. If the Optionee's employment relationship with the Company is terminated for any reason other than (a) the Optionee's death or (b) the Optionee's Disability as defined in Section 10.4 of the Plan, then any and all Options held pursuant to this Agreement as of the date of the termination that are not yet exercisable (or for which restrictions have not lapsed) shall become null and void as of the date of such termination; provided, however, that the portion, if any, of such Options that are exercisable as of the date of termination shall be exercisable for a period of the lesser of (a) the remainder of the term of the Option or (b) the date which is 30 days after the date of termination. Any portion of an Option not exercised upon the expiration of the lesser of the period specified above shall be null and void unless the Optionee dies during such period, in which case the provisions of paragraph 7(a) shall govern.

          (a) Death. Upon the death of the Optionee, any and all Options held by the Optionee pursuant to this Agreement that are not yet exercisable (or for which restrictions have not lapsed) as of the date of the Optionee's death shall become exercisable as provided below and any restrictions shall immediately lapse as of the date of death; provided, however, that the Options held by the Optionee as of the date of death shall be exercisable by that Optionee's legal representatives, heirs, legatees, or distributees for a period of 90 days following the date of the Optionee's death. Any portion of an Option not exercised upon the expiration of such period shall be null and void. Except as expressly provided in this paragraph, no Option held by an Optionee shall be exercisable after the death of that Optionee.

                                Part II - Page 2

          (b) Disability. If the Optionee's employment relationship is terminated by reason of the Optionee's Disability, then the portion, if any, of any and all Options held by the Optionee that are not yet exercisable (or for which restrictions have not lapsed) as of the date of that termination for Disability shall become exercisable as provided below and any restrictions shall immediately lapse as of the date of termination; provided, however, that the Options held by the Optionee as of the date of that termination shall be exercisable by the Optionee, his guardian or his legal representative for a period of 90 days following the date of such termination, unless the Optionee is permanently and totally disabled as defined in the Plan, in which case the Options may be exercisable by the Optionee, his guardian or his legal representative for a period of one year following the date of termination. Any portion of an Option not exercised upon the expiration of such period shall be null and void unless the Optionee dies during such period, in which event the provisions of paragraph 7(a) shall govern.

     8. Nontransferability. The Option granted by this Agreement shall be exercisable only during the period specified in paragraph 3 and, except as provided in paragraph 7, only by the Optionee during his or her lifetime and while an employee of the Company. No Option granted by this Agreement is transferable by the Optionee other than by will or pursuant to applicable laws of descent and distribution. The Option, and any rights and privileges in connection therewith, cannot be transferred, assigned, pledged or hypothecated by the Optionee, or by any other person or persons, in any way, whether by operation of law, or otherwise, and may not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement will automatically terminate and will thereafter be null and void.

     9. Adjustments. If there is any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares or similar event (a "Restructuring"), the rights of the Optionee shall be adjusted as provided in
Section 9 of the Plan. Nothing in this Agreement or in the Plan shall affect in any way the right or power of the Company to make or authorize any Restructuring.

     10. Securities Act. The Company will not be required to deliver any Shares pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations. The Committee may require that the Optionee, prior to the issuance of any such Shares pursuant to exercise of the Option, sign and deliver to the Company a written statement (an "Investment Letter") stating that (a) the Optionee is purchasing the Shares for his own account and not with a view to, or for sale in connection with, any distribution thereof, he has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof and he does not currently have any reason to anticipate a change in the foregoing; (b) the Optionee understands that the Shares have not been registered under the Securities Act or any applicable state securities laws or regulations and, therefore, cannot be offered or resold unless the Shares are so registered or an applicable exemption from registration is available; and (c) the Optionee agrees that the certificates representing the Shares may bear a legend to the effect set forth in clause (b) above. The Investment Letter must be in form and substance acceptable to the Committee in its sole discretion.

     11. Notice. All notices required or permitted under this Agreement, including an Exercise Notice, must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which actually received by the Company properly addressed to the person who is to receive it. An Exercise Notice shall be effective when actually received by the Company, in writing and in conformance with this Agreement and the Plan. Until changed in accordance herewith, the Company and the Optionee specify their respective addresses as set forth below:

         Company:       ENGlobal Corporation
                        654 N. Sam Houston Parkway E., Suite 400
                        Houston, Texas 77060-5914
                        Attention:  Chief Governance Officer

         Optionee:      As indicated on Part I hereto.

     12. Information Confidential. As partial consideration for the granting of this Option, the Optionee agrees that he will keep confidential all information and knowledge that he or she has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Optionee's spouse, tax and financial advisors, or a financial institution to the extent that such information is necessary to obtain a loan.

                                Part II - Page 3

     13. Definitions; Copy of Plan. To the extent not specifically provided in this Agreement or otherwise required by context, all capitalized terms used in this Agreement but not defined herein shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, the Optionee acknowledges that he has received and reviewed a copy of the Plan.

     14. Administration. This Agreement is subject to the terms and conditions of the Plan. The Plan will be administered by the Board of Directors and by the Committee in accordance with its terms. The Committee has sole and complete discretion with respect to all matters reserved to it by the Board of Directors of the Company and by the Plan, and decisions of the Board of Directors and of the Committee with respect to the Plan and this Agreement shall be final and binding upon the Optionee. If a conflict between the terms and conditions of this Agreement and the Plan exists, the provisions of the Plan shall control.

     15. Arbitration. Any legal or equitable claims or disputes between Optionee and the Company, including without limitation, those arising out of or in connection with the employment, or the termination of employment, of Optionee by the Company (other than a suit for injunctive relief) will be resolved exclusively by binding arbitration. This Agreement applies to the following allegations, disputes, and claims for relief, but is not limited to those listed: wrongful discharge under statutory law and common law; employment discrimination based on federal, state, or local statute, ordinance, or governmental regulation; retaliatory discharge or other action; compensation disputes; tortious conduct; contractual violations (although no contractual relationship, other than at will employment and this Agreement and agreement to arbitrate, is hereby created); ERISA violations; and other statutory and common law claims and disputes.

     The arbitration proceedings shall be conducted in Austin, Texas in accordance with the Employment Dispute Resolution Rules ("EDR Rules") of the American Arbitration Association ("AAA") in effect at the time a demand for arbitration is made. Optionee is entitled to representation by an attorney throughout the proceedings at his own expense; however, the Company agrees not to use an attorney in the arbitration hearing if the Optionee agrees to the same.

     One arbitrator shall be used and shall be chosen by mutual agreement of the parties. If, within 30 days after the Optionee notifies the Company of an arbitrable dispute, no arbitrator has been chosen, an arbitrator shall be chosen from a list or lists of proposed arbitrators submitted by the AAA pursuant to its EDR Rules, except that (a) the number of preemptory strikes shall not be limited, and (b) if the parties fail to select an arbitrator from one or more lists, AAA shall not have the power to appoint the arbitrator but shall continue to submit lists until the arbitrator has been selected. The arbitrator shall coordinate, and limit as appropriate, all pre-arbitral discovery, which shall include document production, information requests, and depositions. The arbitrator shall issue a written decision and award stating the reasons therefor. The decision and award shall be final and binding on both parties, their heirs, executors, administrators, successors, and assigns. The costs and expenses of the arbitration shall be borne evenly by the parties.

     16. No Guarantee of Continuation of Employment. This Agreement shall not be construed to confer upon the Optionee any right to continue in the employ of the Company or its Subsidiaries and shall not limit the right of the Company or its Subsidiaries, in their sole discretion, to terminate the employment of the Optionee at any time, with or without cause. The parties' employment relationship is at will, and no other inference is to be drawn from this Agreement. The Company may, at any time and from time to time, cause Optionee to be employed by any entity that is a Subsidiary or Affiliate. Either party may terminate the employment relationship at any time for any or no reason. Any agreement abrogating the at will relationship must be in writing and signed by both Optionee and the Company.

     17. No Obligation to Exercise. The Optionee shall have no obligation to exercise any Option granted by this Agreement.

     18. Governing Law; Construction. This Agreement shall be governed by the laws of the State of Texas without regard to choice of law and conflicts of law principles. Titles and headings are for case of reference only and shall not be considered in construing this Agreement. Pronouns shall be deemed to include the masculine, feminine, neuter, singular and plural as the context may require. References to paragraphs and exhibits are to paragraphs and Exhibits of this Agreement unless otherwise indicated. All such Exhibits are incorporated in this Agreement by reference and are a part hereof.

     19. Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Optionee.

                                Part II - Page 4

     20. Proprietary Information. In consideration of the Company's grant of this Option and the Company's agreement to provide Optionee with confidential information of the Company, Optionee agrees to keep confidential and not to use or to disclose to others at any time during the term of this Agreement or after its termination, except as expressly consented to in writing by the Company or required by law, any secrets or confidential technology or proprietary information of the Company, including, without limitation, any customer list, marketing plans or materials, or other trade secrets of the Company, or any matter or thing ascertained by Optionee through Optionee's affiliation with the Company, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interests of the Company or to give any other party a competitive advantage to the Company. Optionee further agrees that should Optionee leave the employment of the Company, Optionee will neither take nor retain, without prior written authorization from the Company, any documents pertaining to the Company (other than paycheck stubs, benefit information, offer letters, or other materials pertaining to his salary or benefits with the Company). Without limiting the generality of the foregoing, Optionee agrees that he will not retain, use or disclose any papers, customer lists, marketing materials or information, books, records, files, or other documents, copies thereof, or notes or other materials derived therefrom, or other confidential information of any kind belonging to the Company pertaining to the Company's business, sales, financial condition, or products. Without limiting other possible remedies to the Company for the breach of this covenant, Optionee agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash, or otherwise. Optionee further agrees that if any restriction contained in this paragraph is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions contained herein shall be enforced independently of each other. Optionee's obligations under this paragraph apply to all confidential information of the Company as well as to any and all confidential information relating to the Company's Subsidiaries and Affiliates.

     21. Noncompetition.

          (a) Basis of Covenants. The Company's business involves consulting services which are provided to the pipeline and process industries for development and management and turnkey execution of engineering projects. The Company also manufactures products which include industrially hardened PC based computers, conditioned power systems, and HVAC equipment. Optionee recognizes that the Company's decision to enter into this Agreement and to grant the Option herein granted is induced primarily because of the covenants and assurances made by Optionee in this Agreement, that irrevocable harm and damage will be done to the Company if Optionee violates the obligation to maintain the confidentiality of proprietary information, or competes with the Company. Optionee stipulates and agrees that the consideration given by the Company in granting this Option and in granting Optionee access to the confidential information of the Company gives rise to the Company's interest in the promises made by Optionee in this paragraph; further, Optionee stipulates that the promises Optionee makes in this paragraph are designed to enforce the promises made by Optionee, including those set forth in paragraph 20. Optionee will continue to receive the Company's proprietary information and will receive training of substantial value as a result of his affiliation with the Company.

          (b) Noncompetition Covenant. Optionee agrees that during the term of this Agreement, Optionee shall not, directly or indirectly, as an employee, employer, contractor, consultant, agent, principal, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business or practice that is in competition in any manner whatsoever with the business of the Company.

          (c) Non-Interference Covenant. Optionee covenants and agrees that, for a period of one year subsequent to the termination, for whatever reason, of his employment with the Company, that Optionee shall not recruit, hire or attempt to recruit or hire, directly or by assisting others, any other employees of the Company, nor shall Optionee contact or communicate with any other employees of the Company for the purpose of inducing other employees to terminate their employment with the Company. For purposes of this covenant, "other employees" means employees who are actively employed by the Company at the time of the attempted recruiting or hiring.

          (d) Remedies.

               (i) This covenant shall be construed as an agreement ancillary to the other provisions of this Agreement and the existence of any claim or cause of action of Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this covenant. Without limiting other possible remedies to the Company for breach of this covenant, Optionee agrees that injunctive or other equitable relief will be available to enforce the covenants of this provision, such relief to be without the necessity of posting a bond, cash, or otherwise.

                                Part II - Page 5

               (ii) If Optionee violates any of the covenants of this paragraph 21, the one-year term of the restriction violated shall be extended by the amount of time that Optionee was in violation.

               (iii) The Company and Optionee further agree that if any restriction contained in this paragraph 21 is held by any appropriate forum to be unenforceable or unreasonable, a lesser restriction will be enforced in its place and remaining restrictions contained herein will be enforced independently of each other. Optionee agrees to pay any attorneys' fees and expenses incurred by the Company if the Company chooses, in its sole discretion, to enforce any provision hereunder.

               (iv) If Optionee violates paragraph 20 or 21 of this Agreement at a time that he holds Options, the Options shall be immediately cancelled and shall have no further force and effect. In addition, if Optionee violates paragraph 20 or 21 of this Agreement following his exercise of Options, he shall forfeit to the Company an amount equal to the difference between the fair market value (determined in accordance with paragraph 22(f)) on the date of exercise for each Option exercised and the Exercise Price. This amount shall be paid to the Company in addition to payment of all other damages that the Company has suffered as a result of Optionee's breach and in addition to all other relief to which the Company is entitled under this Agreement and under applicable law.

     22. Termination. The Company may terminate the Plan at any time; however, such termination will not modify the terms and conditions of the Option awarded under this Agreement without the Optionee's consent.

     23. No Rights as a Shareholder. Optionee shall not by virtue of this Agreement, have any rights as a shareholder until the date of the issuance to the Optionee of Shares pursuant to a valid Exercise Notice.

     24. Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties' respective rights and obligations hereunder.

     25. Entire Agreement. Except as provided below, this Agreement, including the exhibits and schedules attached hereto, if any, contains the entire agreement of the parties with respect to the subject matters hereto, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof. However, this Agreement does not supersede the Company's rights under any agreement between Optionee and the Company that (i) protects the Company's proprietary information or intellectual property, or (ii) prohibits Optionee from competing with the Company or soliciting the Company's customers, suppliers or employees; rather all such rights of the Company under any such agreements shall be in addition to the rights granted herein. In addition, if the Company and Optionee have entered into a separate agreement concerning arbitration of claims, the Company shall elect, within 10 days of notice from Optionee of a claim to be arbitrated, whether any such arbitration shall be governed by the provisions of this Agreement or of such separate agreement.

                      *       *        *        *        *








                                Part II - Page 6

                                    EXHIBIT A
                                    ---------

                                 EXERCISE NOTICE

     Notice is hereby given to the Company of Optionee's election to exercise Options as follows:

Name of Optionee (please print):
                                ------------------------------------------------
Optionee's Social Security Number:
                                  ----------------------------------------------

Note: For Incentive Stock Options, complete only items A through D in chart below.

--------------------------------------------------------------------------------
A. Number of Shares to be purchased:
--------------------------------------------------------------------------------
B. Exercise Price per Share:                            $
--------------------------------------------------------------------------------
C. Method of payment (check one):                       ___ Cash (attach check)

                                                        ___ Cashless (contact
                                                        your broker)

                                                        ___ Other- as authorized
                                                        by Committee as follows:
--------------------------------------------------------------------------------
D. Exercise Price tendered herewith:  (A x B)           $
--------------------------------------------------------------------------------
E. Market Price per Share on date of Exercise:          $
--------------------------------------------------------------------------------
F. Difference Between Market Price and Exercise Price   $
   (E - B):
--------------------------------------------------------------------------------
G. Total Difference (F x A):                            $
--------------------------------------------------------------------------------
H. Withholding Tax Rate:                                28%*
--------------------------------------------------------------------------------
I. Amount of Tax Withholding tendered herewith (G x H): $
--------------------------------------------------------------------------------
J. Total Amount Due on Exercise (D + I):                $
--------------------------------------------------------------------------------

*Upon exercise of Options, the Company may collect 28% withholding tax (or the then applicable amount) of the difference between the market value of the Shares on the day of the exercise less the exercise price (the "difference"). This difference will be included on a Form 1099 issued to the Optionee following the end of the year.

Exact name(s) for Share certificate(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date:
      ------------------------------

                                                --------------------------------
                                                Signature of Optionee

     PLEASE COMPLETE AND SIGN THIS NOTICE AND RETURN IT TO:

                  ENGlobal Corporation
                  654 N. Sam Houston Parkway E., Suite 400
                  Houston, Texas 77060-5914
                  Attn:  Chief Governance Officer
                  281-878-1000
                  Fax:  281-878-1011